UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2025

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-2424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  717-426-1931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
Class A Common Stock, $.01 par value	DGICA	The NASDAQ Global Select Market
Class B Common Stock, $.01 par value	DGICB	The NASDAQ Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Plan, Contract or Arrangement

On December 18, 2025, the board of directors (the “Board”) of Donegal Group Inc. (the “Company”) unanimously approved new bonus plans previously unanimously approved by the Compensation Committee of the Board, the Annual Executive Incentive Plan and the Long-Term Executive Incentive Plan (together, the “Executive Incentive Plans”), which provide the terms of bonus opportunities to be granted to the Company’s executive officers, including the Company’s President and Chief Executive Officer and other named executive officers.

Under the Annual Executive Incentive Plan, each of the Company’s named executive officers will be eligible to receive a bonus if the Donegal Insurance Group, which consists of Donegal Mutual Insurance Company (“Donegal Mutual”) and the insurance subsidiaries of the Company and Donegal Mutual, achieves target commercial lines premium growth and statutory combined ratio objectives, and if the Company achieves a target operating return on equity objective, for the fiscal year 2026.  The Annual Executive Incentive Plan specifies performance objectives and weightings with respect to annual bonuses that will be payable, if and to the extent earned, for each metric in 2026. Under the terms of the Annual Executive Incentive Plan, the joint Compensation Committees of the Board and the Donegal Mutual board of directors (the “Joint Compensation Committees“) may pay a discretionary bonus to a participant in such amount as the Joint Compensation Committees determine to be appropriate and in the best interests of Donegal Mutual and the Company.

Under the Long-Term Executive Incentive Plan, each of the Company’s named executive officers will be eligible to receive a bonus if the Donegal Insurance Group achieves a target average statutory combined ratio objective for the fiscal years 2026 through 2028. The plan provides for a 25% reduction in the bonus if the executive officers fail to qualify for bonuses under their respective annual incentive bonus plans in any calendar year in the three-year period covered by the plan.

Statutory combined ratios under both of the plans are subject to adjustments to exclude executive incentive bonus payments or accruals, to exclude equity incentive compensation expense and to limit the impact of the largest catastrophe event in each year to $15.0 million, if applicable.

The purpose of the Executive Incentive Plans is to (i) promote the interests of the Company and its stockholders by motivating and rewarding achievement of certain financial objectives and (ii) enable the Company to retain skilled executives by providing attractive performance-based compensation opportunities.

The Joint Compensation Committees retain the discretion to adjust the amount of any bonus to be paid under the Executive Incentive Plans, regardless of whether or the extent to which any of the objective criteria are achieved. Additional information with respect to the compensation arrangements for the Company’s named executive officers, including salary increases, annual bonus awards and equity incentive compensation grants will be set forth in the Company’s Proxy Statement for its 2026 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

	By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Executive Vice
President and Chief Financial Officer

Date: December 22, 2025